                                                             EXHIBIT 99(a)(i)(v)


                          OFFER TO PURCHASE FOR CASH BY

                      STATE FINANCIAL SERVICES CORPORATION

                     OF UP TO 700,000 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                EACH AT A PURCHASE PRICE NOT GREATER THAN $16.50
                         NOR LESS THAN $14.00 PER SHARE

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  OUR OFFER, THE PRORATION PERIOD AND THE RIGHT OF RECORD HOLDERS TO WITHDRAW
   WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, DECEMBER 6, 2002,
                         UNLESS OUR OFFER IS EXTENDED.
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To the Participants in the State Financial Services Corporation 401(k) Savings
Plan (the "Plan") with respect to whom all or a portion of their Plan accounts are invested in common stock of State Financial Services Corporation, a Wisconsin corporation (the "Company"):

         Upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2002 (the "Offer to Purchase"), receipt of which is hereby acknowledged, the Company is offering to purchase up to 700,000 shares of its common stock, $.10 par value per share (the "Shares"), including the associated preferred share purchase rights, at a price not greater than $16.50 nor less than $14.00 per Share (the "Purchase Price"), net to the seller in cash, without interest. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to Shares include the associated preferred share purchase rights.

         Your account in the Plan includes an investment in Shares. As a participant in the Plan, you may tender in the offer Shares held on your behalf in your Plan account. The maximum number of Shares that you can tender in the offer (unless you own Shares outside of the Plan) is to the number of Shares that are held in your Plan Account as of 5:00 P.M., New York City time, on November 1, 2002 (the "Determination Date"). You will not be able to tender Shares in excess of the number of Shares that are held in your Plan account on the Determination Date, even if additional shares are credited to your Plan account after the Determination Date. For your information only, the number of Shares held in your Plan account on the Determination Date is set forth on the first page of the Directions Form attached hereto.

         If you wish to tender Shares held in your Plan Account, you must follow the instructions in this letter to instruct American Express Tax and Business Services ("American Express TBS") to authorize and direct Security Trust Company, as the directed trustee of the Plan's assets, to tender on your behalf some or all of the Shares held in your Plan account on the Determination Date. Failure to follow these instructions properly may make you ineligible to the tender of the Shares held in your Plan account in the offer. In accordance with your instructions, American Express TBS will direct the trustee to tender Shares in your Plan account on your behalf. A tender of the Shares held on your behalf in your Plan account can be made only through American Express TBS.

         IF YOU DO NOT WISH TO DIRECT THE TENDER OF ANY PORTION OF THE SHARES IN YOUR PLAN ACCOUNT, YOU DO NOT NEED TO TAKE ANY ACTION.

         The Company will select the lowest purchase price that will allow it to buy 700,000 shares or, if a lesser number of shares are properly tendered, all shares that are validly tendered and not withdrawn. The Company will pay the same price for all Shares purchased in the offer. This offer is being extended to all of the Company's shareholders, not just shareholders who are also participants in the Plan. All Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased, subject to the conditions of the offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase and the price-based repurchase limitations of the Plan (as discussed below). If more than the number of Shares the Company seeks are properly tendered and not withdrawn, the Company may prorate the number of Shares purchased in the offer and not purchase all of the Shares tendered at or below the purchase price. Shares tendered at prices in excess of the Purchase Price that is determined by the Company and Shares not purchased because of proration or conditional tenders will be returned promptly following the expiration of the offer.

         The Company reserves the right, in its sole discretion, to purchase more than 700,000 Shares in the offer.

         If you tender Shares, the tender proceeds will be reinvested in the American Cash Management Fund. Once the tender proceeds have been credited to American Cash Management Fund, you may reallocate your investments among the various investment funds under the Plan in the usual manner.

         The Company's offer is being made solely upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer. The offer is being made to all holders of shares of common stock of the Company. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the offer or acceptance of the offer would not be in compliance with the securities laws of that jurisdiction.

         Because the terms and conditions of the Offer to Purchase and Letter of Transmittal will govern the tender of Shares held in the Plan, you should read these documents carefully before making any decision regarding the offer. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR PLAN ACCOUNT.

         To direct the Plan trustee to authorize the tender of any or all of the Shares held on your behalf in your Plan account, you must complete the enclosed Directions Form and return it to American Express TBS, as agent of the trustee, in the enclosed self-addressed envelope to:

         American Express Tax and Business Services
         1 South Wacker Drive
         Suite 800
         Chicago, Illinois 60606
         Attention: Eric Sharon

         IF YOU HAVE ANY QUESTIONS CONCERNING THE OFFER OR THE TENDER OF SHARES HELD IN YOUR PLAN ACCOUNT, PLEASE CONTACT AMERICAN EXPRESS TBS BY CALLING (312) 634-5347, OR D. F. KING & CO., INC., THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT (800) 848-3402.

         When considering whether or not to participate in the offer, it is important that you note the following:

                  1. We have been advised that if American Express TBS has not received your Directions Form at least three (3) business days before the expiration of the offer, the trustee will not tender any Shares held on your behalf in the Plan. The offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, December 6, 2002, unless the offer is extended. Consequently, your Directions Form must be received by American Express TBS no later than 5:00 P.M., New York City time, on Tuesday, December 3, 2002 to allow sufficient time to process the instructions of Participants.

                  2. Shares held in your Plan account may be tendered at prices not greater than $16.50 nor less than $14.00 per share, subject to the price-based repurchase limitations of the Plan discussed below.

                  3. The Plan is prohibited from selling Shares to the Company for a price that is less than the prevailing market price. Accordingly, if you elect to tender Shares at a price that is lower than the closing sale price of Shares on the Nasdaq National Market on the expiration date of the offer, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than that closing price. This may result in such Shares not being eligible for purchase.

                  4. The Company's Board of Directors has approved the making of the offer. However, neither the Company nor its Board of Directors nor American Express TBS, Security Trust Company or the Information Agent is making any recommendation as to whether you should tender or refrain from tendering your Shares or at what purchase price you should choose to tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them.

                  5. Your tender instructions will be held in strict confidence by American Express TBS and Security Trust Company and will not be divulged or released to any directors, officers or employees of the Company, other than the members of the Plan's administrative committee and except as may be required by law.

                  6. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company or, except as described in the Letter of Transmittal, stock transfer taxes on the transfer of shares pursuant to the offer.

                  7. As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct American Express TBS to authorize and direct Security Trust Company, as the directed trustee of the Plan's assets, to the tender some or all of the Shares held in your Plan account, and you subsequently decide to change your instructions or withdraw your tender of Shares, you may do so by submitting a new Directions

 Form. However, the new Directions Form will be effective only if it is received by American Express TBS on or before 5:00 P.M., New York City time, on Tuesday, December 3, 2002, three (3) business days before the expiration of the offer. The offer is scheduled to expire at 5:00 P.M., New York City time, on Friday, December 6, 2002, subject to extension. Upon receipt of a timely submitted new Directions Form, your previous instructions to tender the Shares will be deemed canceled. If your new Directions Form directed American Express TBS at the address noted above to withdraw from tender the Shares held on your behalf in your Plan account, you may later re-tender those Shares by submitting another Directions Form at the above address so long as it is received by American Express TBS at least three (3) business days before the expiration of the offer. Additional Directions Forms may be obtained by calling D. F. King & Co., Inc., the Information Agent for the offer, toll-free at (800) 848-3402, or by contacting American Express TBS, at the above-referenced telephone number or address, attention: Eric Sharon.

                  8. If the number of Shares held in your Plan account at the close of the third business days before the expiration of the offer is less than the number of Shares you have instructed American Express TBS to tender (and you have not otherwise withdrawn), then you will be deemed to have withdrawn the tender of that number of Shares by which the number Shares held in your Plan account on that day is less than the number of Shares you have instructed American Express TBS to tender.

                  9. If you want to participate in the offer and wish to maximize the chance of having the Company accept for exchange all the Shares you are tendering hereby, you should check the box marked "Shares Tendered at Price Determined by Dutch Auction" in the attached Directions Form and complete the other portions as appropriate. Doing so will result in you receiving a price per Share that could be as low as $14.00 or as high as $16.50, subject to the price-based repurchase limitations of the Plan discussed above.

                  10. If you wish to select a specific price at which you will be tendering your Shares, you should select one of the boxes in the section captioned "Price (In Dollars) Per Share At Which Shares Are Being Tendered" in the attached Directions Form and complete the other portions as appropriate.

         Participants in the Plan may not take advantage of the "odd lot" priority described in Section 1 of the Offer to Purchase. While fewer than 100 Shares may be allocated to a participant's Plan account, the record holder of Shares held in participants' accounts in the Plan has significantly more than 100 Shares and, therefore, Shares held in the Plan are not eligible to avoid proration by virtue of the "odd lot" priority.

         Under certain circumstances, the Company may prorate the number of Shares purchased in the offer. A Participant in the Plan may tender Shares subject to the condition that a specified minimum number of his or her Shares tendered must be purchased if any Shares tendered are purchased from the Participant. If you wish to make a conditional tender, you must indicate this in the box captioned "Conditional Tender" in Directions Form. In that box, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased. After the offer expires, if more than 700,000 shares are properly tendered and not withdrawn and the Company must prorate acceptance of and payment for tendered Shares, the Company will calculate a preliminary proration percentage based upon all Shares properly tendered, conditionally or unconditionally, and not withdrawn. If the effect of this preliminary proration would be to reduce the number of Shares to be purchased from any Participant below the minimum number specified by that Participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in Section 6 of the Offer to Purchase.

         Unless you direct American Express TBS on the enclosed Directions Form to tender Shares held on your behalf in your Plan account, no Shares will be tendered. IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM TO AMERICAN EXPRESS TBS, BUT DO NOT INDICATE THE NUMBER OF SHARES HELD IN YOUR PLAN ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE TENDERED, AND AMERICAN EXPRESS TBS WILL AUTHORIZE AND DIRECT SECURITY TRUST COMPANY TO TENDER, THE THAT NUMBER OF THE SHARES HELD IN YOUR PLAN ACCOUNT ON THE DETERMINATION DATE.

                                               [Name of Participant:___________]
                            [Shares in Plan Account on November 1, 2002:_______]


                                 DIRECTIONS FORM
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                                       BY

                      STATE FINANCIAL SERVICES CORPORATION

                                       FOR

                    UP TO 700,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                             DATED NOVEMBER 1, 2002


         The undersigned acknowledges receipt of the accompanying Letter to the Participants in the State Financial Services Corporation 401(k) Savings Plan (the "Plan"), the enclosed Offer to Purchase, dated November 1, 2002, and the related Letter of Transmittal in connection with the offer by State Financial Services Corporation, a Wisconsin corporation (the "Company"), to purchase up to 700,000 shares of its common stock, $.10 par value per share (the "Shares"), including the associated preferred share purchase rights, at a price not greater than $16.50 nor less than $14.00 per Share, net to the seller in cash, without interest. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of July 27, 1999, between State Financial Services Corporation and American Stock Transfer & Trust Company, as rights agent, and, unless the context otherwise requires, all references to Shares include the associated preferred share purchase rights.

         These instructions will direct instruct American Express Tax and Business Services to authorize and direct Security Trust Company, as the directed trustee of the Plan's assets, to tender a number of Shares allocated to your Plan account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase.

         The maximum number of Shares that you can tender in the offer (unless you own Shares outside of the Plan) is the number of Shares that are held in your Plan account as of 5:00 P.M., New York City time, on November 1, 2002 (the "Determination Date"). You will not be able to tender Shares in excess of the number of Shares that are held in your Plan account on the Determination Date, even if additional shares are credited to your Plan account after the Determination Date.

         Shares held in your Plan account for which American Express Tax and Business Services does not receive directions will not be tendered.

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        NUMBER OF SHARES TO BE TENDERED: _______________________ SHARES*
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*  Unless otherwise indicated, it will be assumed that the total number of the
   Shares held in your Plan Account on the Determination Date are to be tendered.

                                               [Name of Participant:___________]
                            [Shares in Plan Account on November 1, 2002:_______]

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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED*
                (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

                               CHECK ONLY ONE BOX

                 IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS
                 CHECKED (EXCEPT AS OTHERWISE PROVIDED HEREIN), THERE IS NOT A VALID TENDER OF SHARES.

         SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] I want to maximize the chance of having State Financial Services Corporation purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $14.00 or as high as $16.50.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY PARTICIPANT

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender Shares at the price checked. I acknowledge that this action could result in none of the Shares being purchased if the Purchase Price for Shares is less than the price checked. (Participants who wish to tender Shares at more than one price must complete a separate Directions Form for each price at which Shares are tendered.)

[ ]   $14.00                     [ ]   $14.75                 [ ]   $15.50                 [ ]   $16.25
[ ]   $14.25                     [ ]   $15.00                 [ ]   $15.75                 [ ]   $16.50
[ ]   $14.50                     [ ]   $15.25                 [ ]   $16.00

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* As described in the letter delivered to you with this Directions Form, the price you elect will be adjusted to equal the closing price of Shares on the expiration date for the offer, as reported on the Nasdaq National Market, if such closing price is greater than the price you designated above, or, if the closing price is not an available option under this offer, the price you elect will be adjusted to the next highest available price that is not less than the closing price on the expiration date. If the closing price for Shares on the expiration date is higher than $16.50 per share, or, if less, the Purchase Price for Shares, none of the Shares allocated to your account will be sold.

                                             [Name of Participant:             ]
                      [Shares in Plan Account on November 1, 2002:             ]


                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

You may condition your tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

Minimum number of Shares that must be purchased if any are purchased is:
_______________ Shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares.

[ ] The tendered Shares represent all Shares held by the undersigned.

Dated ________________________, 2002



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                                   (SIGNATURE)

Print Name:
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Print Social Security Number:
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Address:
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Daytime Telephone Number with Area Code:
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